Exhibit 8(b)



Jorden Burt
1025 Thomas Jefferson Street, N.W.
Suite 400 East
Washington, D.C. 20007-0805
(202)-965-8100
Telecopier: (202) 965-8104
HTTP://WWW.JORDENUSA.COM

Joan E. Boros                                         202-965-8150




                              January 22, 1999



Lincoln Benefit Life Company
Lincoln Benefit Life Variable Life Account
Lincoln Benefit Life Centre
Lincoln, Nebraska 68501-0469

Ladies and Gentlemen:

         We hereby consent to the reference to our name under the caption "Legal Matters" in this Post-Effective Amendment No. 1 to Registration Statement No. 333-47717 of Lincoln Benefit Life Variable Life Account on Form S-6. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                             Very truly yours,

                             Jorden Burt Boros Cicchetti Berenson & Johnson LLP




                             By:__/s/Joan E. Boros____________
                                     Joan E. Boros